                                                                       Exhibit 5


                 [ROBINSON, BRADSHAW & HINSON, P.A. letterhead]



                                  May 23, 2001


Bank of Granite Corporation
P.O. Box 128
Granite Falls, North Carolina 28630

Re: Registration Statement on Form S-8 of Bank of Granite Corporation

Ladies and Gentlemen:

         We have served as counsel to Bank of Granite Corporation, a Delaware corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 200,000 shares of the Company's common stock, $1.00 par value per share (the "Shares"), to be issued by the Company pursuant to the Bank of Granite 2001 Incentive Stock Option Plan (the "Plan"), and the related options granted thereunder.

         We have examined the Plan, the Restated Certificate of Incorporation of the Company and the amendments thereto listed as exhibits to the Registration Statement (the "Charter") and the bylaws of the Company listed as an exhibit to the Registration Statement (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Company pursuant to the terms and conditions of the Plan, and upon payment of the consideration payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Company.

         We have assumed that the Company and those officers and employees that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.


                            Bank of Granite Corporation, Form S-8, Page 16 of 23

Bank of Granite Corporation
May 23, 2001
Page 2
---------------------------


         The opinions expressed herein are contingent upon the Registration Statement, becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           ROBINSON, BRADSHAW & HINSON, P.A.

                                           /s/ Robinson, Bradshaw & Hinson, P.A.



                            Bank of Granite Corporation, Form S-8, Page 17 of 23